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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): June 28, 1999



                            NORTHWEST PIPE COMPANY
            (exact name of registrant as specified in its charter)

        Oregon                       0-27140              93-0557988
(State or other jurisdiction of    (Commission           (IRS Employer
incorporation or organization)    File Number)        Identification No.)


  12005 N. Burgard, Portland, Oregon                         97203
(Address of principal executive offices)                   (zip code)

       Registrant's telephone number, including area code: (503)285-1400


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Item 5.   OTHER EVENTS
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     (a) Shareholder Rights Plan.  On June 28, 1999, the Board of Directors of
         -----------------------
Northwest Pipe Company (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The dividend is payable to shareholders of record on July 9, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $83.00 per one one-hundredth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 28, 1999 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced with respect to any shares of Common Stock outstanding as of the Record Date, by the certificates representing the shares of Common Stock together with a copy of the Summary of Rights.

     The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights) the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights) the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 28, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to
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adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of
(a) $1 per share, and (b) an amount equal to 100 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transactions in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any Person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will become null and void), will thereafter have the right to receive, upon exercise of a Right that number of shares of Common Stock having a value equal to two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the Right.
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     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

     In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days after the date an Acquiring Person has become such, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make any other changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     (b) Amendment to Bylaws.  The Company's Board of Directors amended the
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Company's Second Amended and Restated Bylaws (the "Bylaws") effective as of
June 28, 1999 to add a new section 8.3 that exempts acquisitions of the Company's voting shares from the provisions of Oregon Revised Statutes Sections
60.801 to 60.816. Section 8.3 of the Bylaws reads as follows:

     "8.3 Oregon Control Share Act Not Applicable. Oregon revised Statutes
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     sections 60.801 to 60.816 shall not apply to acquisitions of voting shares of the corporation."

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
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          (c)  Exhibits

          4.1 Form of Rights Agreement dated as of June 28, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 1, 1999).




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 28, 1999.


                              NORTHWEST PIPE COMPANY
                              (Registrant)

                              /s/ Brian W. Dunham, President
                              ______________________________________
                              Brian W. Dunham, President


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                                 EXHIBIT INDEX
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Exhibit No.    Description                                                  Page
-----------    -----------                                                  ----

  4.1 Form of Rights Agreement dated as of June 28, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C.
               as Rights Agent (incorporated herein by reference to Exhibit
               1.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 1, 1999)